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                                                        Exhibit 4

                                LOCK-UP AGREEMENT

Saratoga Resources, Inc.
301 Congress Avenue -- Suite 1550
Austin, Texas 78701

        Re: Agreement and Plan of Merger (the "Merger Agreement") dated as of April 12, 1999 among Saratoga Resources, Inc. (the "Company"), OptiCare Shellco Merger Corporation, PrimeVision Shellco Merger Corporation, OptiCare Eye Health Centers, Inc. and PrimeVision Health, Inc. (collectively, the "Parties")

Ladies and Gentlemen:

    1. The undersigned understands that the Parties have entered into the Merger Agreement pursuant to which each of PrimeVision Health, Inc., a Delaware corporation ("Prime"), and OptiCare Eye Health Centers, Inc., a Connecticut corporation ("OptiCare") will merge with wholly owned subsidiaries of the Company (the "Transaction"). The undersigned further understands that, in connection with the Transaction, the Company has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of shares of common stock of the Company ("Common Stock") to be issued in the Transaction to the holders of securities of OptiCare and Prime (the "Offering").

    2. In order to induce the Parties to proceed with each of the Transaction and the Offering, the undersigned agrees, for the benefit of the Parties, that should the Offering and the Transaction be effected, the undersigned will not, without your prior written consent, directly or indirectly, offer, offer to sell, sell, loan, pledge, grant any rights, contract to sell or grant any option to purchase or otherwise dispose or transfer (collectively, "Dispose," or a "Disposition") (i) any shares of Common Stock or other equity securities of the Company ("Other Securities"), or (ii) any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or Other Securities, owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned upon consummation of the Transaction or otherwise hereafter acquired, for a period commencing on the date hereof and ending 180 days subsequent to the Closing Date (as defined in the Merger Agreement) of the Transaction (the "Lock-up Period").

    3. The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any hedging or other transaction which is designed to or is reasonably expected to lead to or result in a Disposition of Common Stock or Other Securities during the Lock-up Period even if such securities would be Disposed of by someone other than the undersigned. Such
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prohibited hedging or other transactions include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any securities that include, relate to or derive any significant part of their value from the Common Stock or Other Securities.

    4. The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock or Other Securities held by the undersigned except those transferred in compliance with this agreement.

    5. In the event that the Closing Date shall not occur on or before November 30, 1999, this Lock-up Agreement shall be of no further force or effect.

    6. Notwithstanding the foregoing:

    (i) if the undersigned is an individual, he or she may transfer any shares of Common Stock or Other Securities or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Other Securities, either during his or her lifetime or on death by will or intestacy to his or her immediate family, or

    (ii) if the undersigned is an entity, it may transfer any shares of Common Stock or Other Securities or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Other Securities, to the limited partners, shareholders, members or other equity owners of such entity;

provided, however, that prior to any transfer each transferee shall execute an agreement reasonably satisfactory to the Company pursuant to which each transferee shall agree to receive and hold such securities of the Company subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

    7. The undersigned confirms that he, she or it understands that the Parties will rely upon the representations set forth in this agreement in proceeding with each of the Transaction and the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

                                     Very truly yours,

Date:                                NAZEM OPTICARE PARTNERS, LP
                                     By: FRED NAZEM LLC
                                         Its General Partner
                                     By: /s/ Fred F. Nazem
                                     Title:  Managing Member


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                                LOCK-UP AGREEMENT

Saratoga Resources, Inc.
301 Congress Avenue -- Suite 1550
Austin, Texas 78701

        Re: Agreement and Plan of Merger (the "Merger Agreement") dated as of April 12, 1999 among Saratoga Resources, Inc. (the "Company"), OptiCare Shellco Merger Corporation, PrimeVision Shellco Merger Corporation, OptiCare Eye Health Centers, Inc. and PrimeVision Health, Inc. (collectively, the "Parties")

Ladies and Gentlemen:

    1. The undersigned understands that the Parties have entered into the Merger Agreement pursuant to which each of PrimeVision Health, Inc., a Delaware corporation ("Prime"), and OptiCare Eye Health Centers, Inc., a Connecticut corporation ("OptiCare") will merge with wholly owned subsidiaries of the Company (the "Transaction"). The undersigned further understands that, in connection with the Transaction, the Company has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of shares of common stock of the Company ("Common Stock") to be issued in the Transaction to the holders of securities of OptiCare and Prime (the "Offering").

    2. In order to induce the Parties to proceed with each of the Transaction and the Offering, the undersigned agrees, for the benefit of the Parties, that should the Offering and the Transaction be effected, the undersigned will not, without your prior written consent, directly or indirectly, offer, offer to sell, sell, loan, pledge, grant any rights, contract to sell or grant any option to purchase or otherwise dispose or transfer (collectively, "Dispose," or a "Disposition") (i) any shares of Common Stock or other equity securities of the Company ("Other Securities"), or (ii) any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or Other Securities, owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned upon consummation of the Transaction or otherwise hereafter acquired, for a period commencing on the date hereof and ending 180 days subsequent to the Closing Date (as defined in the Merger Agreement) of the Transaction (the "Lock-up Period").

    3. The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any hedging or other transaction which is designed to or is reasonably expected to lead to or result in a Disposition of Common Stock or Other Securities during the Lock-up Period even if such securities would be Disposed of by someone other than the undersigned. Such


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prohibited hedging or other transactions include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any securities that include, relate to or derive any significant part of their value from the Common Stock or Other Securities.

    4. The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock or Other Securities held by the undersigned except those transferred in compliance with this agreement.

    5. In the event that the Closing Date shall not occur on or before November 30, 1999, this Lock-up Agreement shall be of no further force or effect.

    6. Notwithstanding the foregoing:

    (i) if the undersigned is an individual, he or she may transfer any shares of Common Stock or Other Securities or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Other Securities, either during his or her lifetime or on death by will or intestacy to his or her immediate family, or

    (ii) if the undersigned is an entity, it may transfer any shares of Common Stock or Other Securities or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Other Securities, to the limited partners, shareholders, members or other equity owners of such entity;

provided, however, that prior to any transfer each transferee shall execute an agreement reasonably satisfactory to the Company pursuant to which each transferee shall agree to receive and hold such securities of the Company subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

    7. The undersigned confirms that he, she or it understands that the Parties will rely upon the representations set forth in this agreement in proceeding with each of the Transaction and the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

                                     Very truly yours,

Date:                                /s/ Fred Nazem